AMENDED AND RESTATED

BY-LAWS

OF

VANGUARD WELLINGTON FUND

These Amended and Restated By-Laws (“By-Laws”) of Vanguard Wellington Fund, a Delaware statutory trust, are subject to the Amended and Restated Declaration of Trust of the Trust dated as of November 19, 2008, as from time to time amended, supplemented or restated (the “Declaration of Trust”). In the event of any conflict between the provisions of these By-Laws and the provisions of the Declaration of Trust, the provisions of the Declaration of Trust will control. Capitalized terms used herein which are defined in the Declaration of Trust are used as therein defined.

ARTICLE I

Fiscal Year and Offices

Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees, the fiscal year of the Trust and each series shall begin on the 1st day of December and end on the last day of November. The Board of Trustees may provide for different fiscal years for the Trust and for each of its series.

Section 2. Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 3. Principal Office. The principal office of the Trust shall be located at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, or such other locations the Trustees may from time to time determine.

Section 4. Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meeting. Meetings of the Shareholders for the election of Trustees or for any other purpose shall be held in such place (including that the meeting will be held by remote communication, as applicable) as shall be fixed by resolution of the Board of Trustees or determined by the Chair, chief executive officer or president and stated in the notice of the meeting.

Section 2. Annual Meetings. An annual meeting of the Shareholders will not be held.

Section 3. Special Meetings. Special meetings of the Shareholders may be called at any time by the Chair, chief executive officer or president, or by the Board of Trustees. Except as required by the Investment Company Act of 1940, as amended (the “1940 Act”) and as provided herein, the Shareholders shall not be entitled to call, or to have the secretary call, special meetings of the Shareholders. Special meetings of the Shareholders shall be called by the secretary upon the request of the Shareholders owning Shares representing at least twenty percent of the total combined votes of all Shares of the Trust entitled to be cast at such meeting; provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such Shareholders, and (c) the Shareholders requesting such meeting must provide ninety (90) days advance notice of business to be brought to a vote at a meeting of the Shareholders and for nomination of Trustees, unless such notice runs counter to the proxy rules under the Securities Exchange Act of 1934. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. The foregoing provisions of this Section 3 notwithstanding, a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast for the purpose of consideration of removal of a Trustee from office as provided in section 16(c) of the 1940 Act.

Section 4. Notice. Not more than one hundred and twenty (120), nor less than ten days before the date of every special meeting, the secretary shall cause to be delivered to each Shareholder entitled to vote at such meeting a written notice in accordance with Article IV, Section 1 of these By-Laws stating the time and place of the meeting (including that the meeting will be held by remote communication, as applicable) and shall state the purposes of the meeting and the matters to be acted on and the purposes of such special meeting and matters to be acted on shall be limited to those stated in such written notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his or her current address, to any Shareholder who attends such meeting in person or if a written waiver of notice, executed before or after the meeting by the Shareholder or his or her attorney thereunto authorized, is filed with the records of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 5. Record Date for Meetings. The Board of Trustees may fix in advance a date not more than one hundred and twenty (120), nor less than ten, days prior to the date of any special meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Shareholders and only such Shareholders as shall be the Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Section 6. Quorum. Except as otherwise provided by the 1940 Act or in the Trust’s Declaration of Trust, at any meeting of the Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than thirty-three and one-third percent (33 1/3%) of the total combined net asset value of all Shares of each series or class, or of the Trust, as applicable, issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting with respect to such series or class or with respect to the entire Trust, respectively.

Section 7. Voting. Each Shareholder shall have one vote for each dollar (and a fractional vote for each fractional dollar) of the net asset value of each Share (including fractional Shares) held by such Shareholder on the record date set pursuant to Article II, Section 5 on each matter submitted to a vote at a meeting of the Shareholders. For purposes of this Section and Article II, Section 6, net asset value shall be determined pursuant to Article VIII, Section 3, of these By-Laws as of the record date for such meeting set pursuant to Article II, Section 5. There shall be no cumulative voting in the election of Trustees. At any meeting of the Shareholders, any Shareholder entitled to vote thereat may vote either in person or by written proxy signed by the Shareholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the secretary, or with such other officer or agent of the Trust as the secretary may direct, for verification prior to the time at which such vote shall be taken; provided, however, that notwithstanding any other provision of this Section to the contrary, the Trustees or any officer with responsibility for such matters may at any time adopt one or more electronic, telecommunication, telephonic, computerized or other alternatives to execution of a written instrument that will enable the Shareholders entitled to vote at any meeting to appoint a proxy to vote such Shareholders’ Shares at such meeting; provided, further, that, until the Trustees or such officer adopt such electronic, telecommunication, telephonic, computerized or other alternatives, no Shareholder may act to appoint a proxy to vote such holder’s Shares at a meeting by any such alternatives and if the Trustees or such officer do adopt such electronic, telecommunication, telephonic, computerized or other alternatives, then the Shareholders may only act in the manner prescribed by the Trustees. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only the Shareholders of record shall be entitled to vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, including a meeting for which a new record date has been fixed. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Except as otherwise provided herein or in the Declaration of Trust or the Delaware Act, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At all meetings of the Shareholders, a quorum being present, the Trustees shall be elected by the vote of a plurality of the votes cast by the Shareholders present in person or by proxy and all other matters shall be decided by majority of the votes cast by the Shareholders present in person or by proxy; provided, that if the Declaration of Trust, these By-Laws or applicable federal law permits or requires that Shares be voted on any matter by individual series or classes, then a majority of the votes cast by the Shareholders of that series or class present in person or by proxy shall decide that matter insofar as that series or class is concerned; provided, further, that if the matter to be voted on is one for which by express provision of the 1940 Act or the Declaration of Trust, a different vote is required, then in such case such express provision shall control the decision of such matter. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chair of the meeting.

Section 8. Inspectors. At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chair of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

Section 9. Abstentions and Broker Non-Votes. Shares that abstain with respect to one or more of any proposals presented for Shareholder approval and Shares held in a “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to such proposal or proposals. Shares represented by signed, dated proxy cards or voting instruction cards returned to the Trust without a choice indicated as to the applicable proposals will be voted as directed by the proxy holder or holders.

Section 10. Action Without Meeting. Any action to be taken by the Shareholders may be taken without a meeting if (a) all Shareholders entitled to vote on the matter consent to the action in writing, (b) all Shareholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (c) the written consents are filed with the records of the meeting of the Shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 11. Meetings by Remote Communication. The Board of Trustees may, in their sole discretion, determine that any meeting of the Shareholders may be held solely or partially by means of remote communication. If authorized by the Board of Trustees, in their sole discretion, and subject to such guidelines and procedures as the Board of Trustees may adopt, the Shareholders and proxyholders not physically present at a meeting of the Shareholders may, by means of remote communication: (a) participate in a meeting of the Shareholders; and (b) be deemed present in person and vote at a meeting of the Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Board of Trustees deem to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust. The Board of Trustees may, in their sole discretion, notify the Shareholders of any postponement, adjournment or a change of the place of a meeting of the Shareholders (including a change to hold the meeting solely by means of remote communication) by a document publicly filed by the Trust with the Securities and Exchange Commission without the requirement of any further notice hereunder.

Section 12. Postponement and Adjournment. Prior to the date upon which any meeting of the Shareholders is to be held, the Board of Trustees, chair of the meeting, chief executive officer or president may postpone such meeting one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed of the time and place (including that the meeting will be held by remote communication, as applicable) at which such meeting will be held. Such notice shall be given not fewer than two days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of such meeting and otherwise in accordance with Article IV, Section 1 of these By-Laws. Any Shareholders’ meeting may be adjourned by the Board of Trustees, chair of the meeting, chief executive officer or president one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the Board of Trustees, chair of the meeting, chief executive officer or president as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to the Shareholders if such time and place (including that the meeting will be held by remote communication, as applicable) are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Board of Trustees, chair of the meeting, chief executive officer or president in the Board of Trustees’ or such person’s sole discretion. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to the Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chair of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 13. Conduct of Meeting. The Board of Trustees shall be entitled to make such rules and regulations for the conduct of meetings of the Shareholders as they shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Trustees, if any, the chair of the meeting, the chief executive officer or the president shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, chief executive officer or president, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent the Board of Trustees, chair of the meeting, chief executive officer or president determines otherwise, meetings of Shareholders shall not be held in accordance with the rules of parliamentary procedure.

Section 14. Chair. The Board of Trustees, the Executive Committee, the Chair, the chief executive officer or the president may appoint any person to act as chair of any meeting of the Shareholders. In the absence of any such appointment, the Chair, if any, shall act as the chair of the meeting at all meetings of the Shareholders, and in the Chair’s absence, the lead independent Trustee, if any, shall act as chair of the meeting and in the absence of the Chair and the lead independent Trustee, the chief executive officer, if any, shall act as chair of the meeting. In the absence of the Chair, the lead independent Trustee and the chief executive officer at a meeting of the Shareholders, the Trustees present, if any, at such meeting may elect a temporary chair of the meeting, who may, but need not, be one of themselves.

Section 15. Application of this Article. Meetings of the Shareholders shall consist of the Shareholders of any series or class thereof or of all Shareholders and this Article II shall be construed accordingly.

ARTICLE III

Trustees

Section 1. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place as the Board may from time to time determine.

Section 2. Quorum. Except as otherwise provided herein, at all meetings of the Board of Trustees, one-third of the Trustees then in office shall constitute a quorum for the transaction of business provided that in no case may a quorum be fewer than two persons (unless there is only one Trustee then in office, in which case such Trustee shall constitute a quorum). The action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act or the Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 3. Regular Meetings. Regular meetings of the Board of Trustees may be held without additional notice at such time and place as shall from time to time be determined by the Board of Trustees provided that notice of any change in the time or place of such meetings shall be sent promptly to each Trustee not present at the meeting at which such change was made in the manner provided for notice of special meetings.

Section 4. Special Meetings. Special meetings of the Board of Trustees may be called by the Chair, the lead independent Trustee, if any, the chief executive officer or the president, on one day’s notice, provided in accordance with Article IV herein, to each Trustee; special meetings shall be called by the Chair, the lead independent trustee, if any, the chief executive officer, the president or the secretary in like manner and on like notice on the written request of two Trustees.

Section 5. Remote Meeting; Proxies. Subject to any applicable requirements of the 1940 Act, (i) members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone, videoconferencing system, or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by written proxy, provided that such proxy shall be delivered to the secretary or other person responsible for recording the proceedings of such meeting, either before or at the time of such meeting. To the extent permitted by the 1940 Act, a Trustee may provide any written proxy through facsimile, electronic mail or any other electronic means.

Section 6. Informal Actions. Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees then in office or by a majority of the members of such committee, as the case may be (unless, in either case, the question is one for which by express provision of the 1940 Act or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question). Except as otherwise provided under the 1940 Act, any such written consent may be given by facsimile, electronic mail or any other electronic means. Any such written consent shall be filed with the minutes of proceedings of the Board or committee, as applicable. Such written consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of fewer than all of the Trustees, notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 7. Executive Committee. The Board of Trustees may appoint from among its members an Executive Committee composed of two or more Trustees, and may delegate to such Executive Committee any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

Section 8. Committees. The Board of Trustees may appoint other committees, each consisting of one or more Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power that under the 1940 Act may lawfully be exercised only by the Board of Trustees or a committee thereof.

Section 9. Action of Committees. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be fewer than two Trustees, unless it is a committee of one in which case the quorum shall be one Trustee. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member. To the fullest extent permitted by law, the Board of Trustees may delegate any matter for determination to a committee and such delegation shall be irrevocable if it states that it is irrevocable.

Section 10. Organization. The Board of Trustees shall choose a chair of the Board of Trustees (the “Chair”). The Chair of the Board of Trustees shall hold his or her post for such term and shall perform and execute such duties and administrative powers as the Board of Trustees shall prescribe from time to time. If the Chair is not an independent Trustee, the independent Trustees shall choose a lead independent Trustee. The lead independent Trustee shall hold his or her post for such term and shall perform and execute such duties as the Board of Trustees shall prescribe from time to time and as otherwise provided herein. Every meeting of the Board of Trustees shall be presided over by the Chair, if such person is present, and, if not, the lead independent Trustee, if any, if such person is present and, if not, the chief executive officer, or in the absence of the Chair, the lead independent Trustee and the chief executive officer, a chair chosen by a majority of the Trustees present.

Section 11. Other Executive Posts. The Board of Trustees from time to time may appoint such other Executive Posts as it shall deem advisable, who shall hold their posts for such terms and shall perform and execute such executive duties and administrative powers as the Board of Trustees shall from time to time prescribe.

ARTICLE IV

Notices

Section 1. Form. Subject to the 1940 Act, notices and all other communications to the Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, electronic mail or any other electronic means or by mail, postage prepaid or given as otherwise provided herein, and (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent or given as otherwise provided herein. Notices to Trustees shall be oral or by telephone or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust or by electronic transmission to an electronic mail address provided by the Trustee. Notice by mail shall be deemed to be given at the time when the same shall be mailed, notice by electronic transmission shall be deemed given at the time when sent, and notice by a document publicly filed by with the Securities and Exchange Commission shall be deemed given at the time the Trust files such document. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

Section 2. Waiver. Whenever any notice is permitted or required to be given by these By-Laws or the Declaration of Trust or the laws of the State of Delaware, a written waiver thereof provided or delivered to the Trust by mail, overnight courier, facsimile, electronic mail or any other electronic means by the person or persons entitled to said notice, whether before or after the time such notice was to be given, shall be deemed equivalent to the giving of such notice to such person or persons.

ARTICLE V

Officers

Section 1. Executive Officers. The officers of the Trust shall be chosen by the Board of Trustees and shall include a chief executive officer, a president, a secretary and a treasurer. The Board of Trustees may, from time to time, elect or appoint a controller, one or more vice presidents, assistant secretaries, assistant treasurers, and assistant controllers. The same person may hold two or more offices, except that no person shall be both chief executive officer and vice president or president and vice president, and no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust or these By-Laws to be executed, acknowledged or verified by two or more officers. The officers shall perform all duties incident to their offices and such other duties as from time to time may be assigned to them respectively by the Board of Trustees or the chief executive officer.

Section 2. Election. The Board of Trustees shall choose a chief executive officer, a president, a secretary and a treasurer.

Section 3. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board of Trustees. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Article V, Section 3.

Section 5. Tenure. The officers of the Trust shall serve at the pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of the Board of Trustees with or without cause whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Article V, Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Article V, Section 3 the power of appointment has been conferred by the Board of Trustees on any other officer.

Section 6. Chief Executive Officer. The chief executive officer shall see that all orders and resolutions of the Board of Trustees are carried into effect. The chief executive officer shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

Section 7. President. The president shall perform all duties incident to the office of president, and such other duties as may from time to time be assigned by the Board of Trustees or the chief executive officer.

Section 8. Vice President. The vice presidents, in order of their seniority, shall, in the absence or disability of the chief executive officer and the president, perform the duties and exercise the powers of the chief executive officer and the president and shall perform such other duties as the Board of Trustees or the chief executive officer may from time to time prescribe.

Section 9. Secretary. The secretary shall attend all meetings of the Board of Trustees and all meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of meetings of the Shareholders and of the Board of Trustees, shall have charge of the records of the Trust, including the share books, and shall perform such other duties as may be prescribed by the Board of Trustees or chief executive officer, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Trust and, when authorized by the Board of Trustees, shall affix and attest the same to any instrument requiring it. The Board of Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his or her signature.

Section 10. Assistant Secretaries. The assistant secretaries in order of their seniority, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Trustees or the chief executive officer shall prescribe.

Section 11. Treasurer. The treasurer, unless another officer has been so designated, shall be the chief financial officer of the Trust. He or she shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, he or she shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He or she shall render to the Board of Trustees, whenever directed by the Board of Trustees, an account of the financial condition of the Trust and of all his or her transactions as treasurer. He or she shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. He or she shall perform all of the acts incidental to the office of treasurer, subject to the control of the Board of Trustees or the chief executive officer.

Section 12. Assistant Treasurer. The assistant treasurer shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Trustees or the chief executive officer may from time to time prescribe.

ARTICLE VI

Exculpation, Indemnification and Insurance

Section 1. Agents, Proceedings, Expenses, Disabling Conduct and Qualifying Trustee. For the purpose of this Article, “agent” means any person who is or was a Trustee or officer and any person who, while a Trustee or officer, is or was serving at the request of the Trust as a trustee, director, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; “Trust” includes any domestic or foreign predecessor entity of the Trust in a merger, consolidation, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction; “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes attorney’s fees and any expenses of establishing a right to indemnification or advancement under this Article; “disabling conduct” means willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the person’s office with the Trust or applicable series; and “qualifying Trustee” means any Trustee who is not an interested person (as defined in the 1940 Act) of the Trust and is not a party to the proceeding.

Section 2. Exculpation, Good Faith Action, Expert Advice. A Trustee and an officer shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or such officer, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees and officers may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of these Bylaws and their duties hereunder and to the Trust and the Shareholders, and shall be under no liability to the Trust or to any Shareholder for any act or omission in accordance with such advice; provided the Trustees and officers shall be under no liability to the Trust or to any Shareholder for failing to follow such advice. A Trustee and officer shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by any Trustee, officer, employee or other agent of the Trust, or by any other person as to matters the Trustee or officer reasonably believes are within such other person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any series or class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any series or class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee's rights or entitlement to indemnification or advancement of expenses.

Section 3. Indemnification. To the fullest extent permitted by law, but subject to Article VI, Section 4 below, the Trust (a) shall indemnify any person who was or is a party or is threatened to be made a party to, or involved as a witness in, any proceeding by reason of the fact that such person is or was an agent of the Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding and (b) may indemnify any person (in addition to an agent) who was or is a party or is threatened to be made a party to, or involved as a witness in, any proceeding by reason of the fact that such person is or was an employee, affiliate, adviser or similar person of the Trust (or an affiliate of the Trust), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding.

Section 4. Exclusion of Indemnification. No indemnification shall be provided hereunder to a person:

(a)who shall have been adjudicated by a court or body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of disabling conduct; or

(b)in the absence of an adjudication under (a) above, unless there has been a determination based upon at least a review of readily available facts (as opposed to a full trial-type inquiry) that such person did not engage in disabling conduct:

(A) by a court or body before which a proceeding was brought; (B) by at least a majority of qualifying Trustees; or (C) by written opinion of independent legal counsel.

Section 5. Successful Defense by Agent. To the extent that an agent of the Trust has been successful, on the merits or otherwise, in the defense of any proceeding referred to in Article VI, Section 3 before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that, to the extent required by the 1940 Act, a majority of qualifying Trustees or independent legal counsel by written opinion also determines, in either case based upon a review of the readily available facts (as opposed to a full trial type inquiry), that the agent was not liable by reason of disabling conduct.

Section 6. Advance Payment of Indemnification Expenses. To the fullest extent permitted by law, the Trust shall advance to any person who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was an agent the expenses actually and reasonably incurred by such person in connection with such proceeding in advance of its final disposition. To the fullest extent permitted by law, the Trust may advance to any person (in addition to an agent) who was or is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was an employee, affiliate, adviser or similar person of the Trust (or an affiliate of the Trust) the expenses actually and reasonably incurred by such person in connection with such proceeding in advance of its final disposition. Notwithstanding any provision to the contrary contained herein, the Trust shall not advance expenses to any person (including an agent) unless:

(a)the Trust has received an undertaking by or on behalf of such person that the amount of all expenses so advanced will be paid over by such person to the Trust unless it is ultimately determined that such person is entitled to indemnification for such expenses; and

(b)(i) such person shall have provided appropriate security for such undertaking; (ii) the Trust shall be insured against losses by reason of any lawful advance payments; or (iii) (1) the Trustees, by the vote of a majority of a quorum of qualifying Trustees, (2) independent legal counsel in a written opinion, or (3) a court or body before which the proceeding was brought pursuant to Section 12 of this Article, shall have determined, in any such case based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such person ultimately will be found entitled to indemnification. Independent counsel retained for the purpose of rendering an opinion regarding advancement of expenses and/or a majority of a quorum of qualifying Trustees, may proceed under a rebuttable presumption that such person has not engaged in disabling conduct; provided that such person is not an Interested Person (or is an Interested Person solely by reason of being an officer).

Section 7. Advancement Not a Loan. The advancement of any expenses pursuant to this Article shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

Section 8. Other Contractual Rights. Nothing contained in this Article shall affect any right to indemnification to which persons other than Trustees and officers of the Trust or any subsidiary hereof may be entitled by contract or otherwise.

Section 9. Insurance. Upon and in the event of a determination by the Board of Trustees of the Trust to purchase insurance, the Trust shall purchase and maintain insurance on behalf of any agent or employee of the Trust against any liability asserted against or incurred by the agent or employee in such capacity or arising out of the agent’s or employee’s status as such to the fullest extent permitted by law.

Section 10. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the Trust as defined in Article VI, Section 1. Nothing contained in this Article shall limit any right to indemnification to which such a Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

Section 11. Quorum and Applicability of Limitations. Notwithstanding anything to the contrary in these Bylaws, (i) for all purposes of this Article, a majority of the qualifying Trustees shall constitute a quorum unless there is only one qualifying Trustee, in which case such one qualifying Trustee shall constitute a quorum, and (ii) any limitation on indemnification or advancement in this Article (including any requirements to be entitled to receive indemnification or advancement) shall apply only to the extent required under the 1940 Act.

Section 12. Enforcement Action. An agent may commence a judicial proceeding to enforce his or her right to advancement or indemnification under this Article, including to seek a determination that the agent has not engaged in disabling conduct. The judicial proceeding with respect to a conduct determination shall be conducted as a de novo determination on the merits in all respects, and an agent shall not be prejudiced by an adverse determination by the Trust (whether by its trustees, or a committee thereof, or by independent legal counsel or otherwise) that the agent has engaged in disabling conduct. In the event that an agent is ultimately determined not to be entitled to such advancement or indemnification or if a final judicial determination is made that such action brought by the agent was frivolous or not made in good faith, as the case may be, then all amounts advanced under this Section 12 shall be repaid to the Trust.

Section 13. Repeal or Modification. Any repeal or modification of this Article, or adoption or modification of any other provision of the Bylaws or any provision of the Declaration of Trust inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any person or indemnification or advancement available to any person with respect to any act or omission that occurred prior to such repeal, modification or adoption.

ARTICLE VII

Shares of Beneficial Interest

Section 1. Share Ownership and Transfer of Shares. All Shares issued by the Trust shall be uncertificated, and any certificates previously issued with respect to any Shares that remain outstanding are deemed to be cancelled without any requirement for surrender to the Trust or any further action. The Board of Trustees, and any agent of the Trust including the transfer agent, may implement such rules and procedures as they consider appropriate for the transfer and exchange of Shares and similar matters. Notwithstanding anything to the contrary in these By-Laws, with respect to any outstanding Shares for which a certificate was previously issued that has been cancelled as provided in the preceding sentence (“Formerly Certificated Shares”), the Board of Trustees, and any agent of the Trust including the transfer agent, may implement such rules and procedures as they consider appropriate with respect to transfer, exchange and redemption, including that upon receipt of any request for transfer, exchange or redemption of Formerly Certificated Shares, the Trust or the transfer agent of the Trust may require (i) the surrender of the certificate or certificates representing such Formerly Certificated Shares, properly endorsed or accompanied by proper instruments of transfer, and (ii) if such certificate or certificates cannot be produced, that the Shareholder tender to the Trust (a) an affidavit that the certificate or certificates were lost, stolen or destroyed or other satisfactory evidence of such loss, theft, or destruction and (b) a bond with sufficient surety to indemnify the

Trust against any loss or claim that may be made by reason of the certificate or certificates not being surrendered.

Section 2. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

Section 3. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and or registrars of the Trust, and they may appoint the same person as both transfer agent and registrar.

Section 4. Share Ledger. The Trust shall maintain an original share ledger containing the names and addresses of all Shareholders and the number and series or class of Shares held by each Shareholder. Such share ledger may be in written form or any other form capable of being converted into written form within reasonable time for visual inspection.

ARTICLE VIII

General Provisions

Section 1. Custodianship. Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

Section 2. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust may be signed by the Chair or chief executive officer or president or a vice president or the treasurer or the secretary or any other duly authorized officer or agent of the Trust, which authority may be general or specific.

Section 3. Asset Value. Subject to Article VI, Section 1 of the Declaration of Trust, the net asset value per Share shall be determined separately as to each series or class of the Trust’s Shares, by dividing the sum of the total market value of the series’ or class’s investments and other assets, less any liabilities, by the total outstanding Shares of such series or class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation currently in effect.

Section 4. Jurisdiction and Waiver of Jury Trial. Unless the Trust consents in writing to the selection of an alternative forum, in accordance with Section 3804(e) of the Delaware Act, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then the Superior Court of the State of Delaware shall be the sole and exclusive forum for:

(a)any derivative suit, action or proceeding brought on behalf of the Trust,

(b)any suit, action or proceeding asserting a claim of breach of a fiduciary duty owed by any Trustee, officer or other employee of the Trust to the Trust, any series or class or the Trust’s Shareholders,

(c)any suit, action or proceeding asserting a claim arising pursuant to any provision of the Delaware Act,

(d)any suit, action or proceeding asserting a claim arising pursuant to or to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By- Laws,

(e)any suit, action or proceeding arising pursuant to any provision of an agreement regarding the governance of the Trust or transfer of Shares of the Trust,

(f)any suit, action or proceeding asserting a claim governed by the internal affairs doctrine or

(g)any other claim of any nature against the Trust, any Trustee, or any officer or other employee of the Trust, whether arising under the Declaration of Trust, these By-Laws, the Delaware Act, or otherwise, including any claim seeking to enforce any provision of, or based on any matter arising out of, relating to, or in connection with, the Declaration of Trust, these By-Laws, the Trust, any Shares, or any class or series of Shares (each, a “Delaware Action”), provided, however, that unless the Trust consents in writing to the selection of an alternative forum, the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any cause or causes of action arising under the Securities Act of 1933, as amended or the 1940 Act (each, a “Federal Securities Action” and together with a Delaware Action, a “Covered Action”), and all Shareholders and all other Persons purchasing or otherwise acquiring, holding or claiming any interest in any Shares hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and provided, however, that for claims that are required to be brought in federal court, the Federal District Courts of the United States shall be the sole and exclusive forum for such claims.

IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY COURT, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.

All Shareholders and all other such Persons agree that service of summons, complaint or other process in connection with any such suit, action or proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware. Any Shareholder and any other Person purchasing or otherwise acquiring, holding or claiming any interest in Shares shall be deemed to have notice of and consented to the provisions of this Section.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware or the Federal District Courts of the United States of America, as applicable, as set forth above (a “Foreign Action”), in the name of any Shareholder or any other Person purchasing or otherwise acquiring, holding or claiming any interest in Shares, such Shareholder or other Person shall be deemed to have consented to (a) the personal jurisdiction of the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware or the Federal District Courts of the United States of America, as applicable, in connection with any action brought in any such courts to enforce the first paragraph of this Section (an “Enforcement Action”) and (b) having service of process made upon such Shareholder or other Person in any such Enforcement Action by service upon such Shareholder’s or other Person’s counsel in the Foreign Action as agent for such Shareholder or other Person.

ARTICLE IX

Amendments

The Board of Trustees, without a vote by the Shareholders, shall have the power to make, alter and repeal the By-Laws of the Trust.